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                                                                     Exhibit 5.1


BALLARD SPAHR ANDREWS & INGERSOLL
  1735 Market Street, 51st Floor
    Philadelphia, PA 19103


                                                 May 5, 1997

BHC Financial, Inc.
One Commerce Square
2005 Market Street
Philadelphia, Pennsylvania 19103-3212

          Re:  BHC Financial, Inc. (the "Company") -
               Registration Statement on Form S-3;
               File No. 333-24701
               -----------------------------------

Ladies and Gentlemen:

          We have acted as your counsel in connection with the preparation of the Company's Registration Statement on Form S-3, as amended; File No. 333-24701 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), 200,000 shares of its common stock, $.001 par value per share (the "Common Stock"), for sale by the Company.

          In this connection, we have examined and relied upon such corporate records and other documents, instruments and certificates and have made such other investigation as we have deemed appropriate as the basis for the opinion set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.

          Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued by you have been duly authorized and, when issued for payment as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part thereof.

                                       Very truly yours,



                                       BALLARD SPAHR ANDREWS & INGERSOLL